EXHIBIT 10.14(d)

           1995 EXTENSION TO AMENDMENT TO SECOND EXTENSION OF LEASE

    This Extension to Amendment to Second Extension of Lease (the "Second Amendment") is made effective on the date of signing by both parties by and between HOLYOKE SUPPLY COMPANY, INC., a Massachusetts corporation with its principal place of business at 200-220 Race Street, Holyoke, Massachusetts 01040 (hereinafter referred to as "Landlord"), of the one part, and DIELECTRIC POLYMERS, INC., a Massachusetts corporation having its principal place of business at 21.8 Race Street, Holyoke, Massachusetts 01040 (hereinafter referred to as "Tenant"), of the other part.

    WHEREAS, the parties hereto are parties under an Indenture of Lease dated November 1, 1984 (the "Indenture") as extended in accordance with its terms by an Extension of Lease dated May 30, 1986 (the "Extension") a Second Extension of Lease dated as of May 30, 1991 (the "Second Extension"); and an Amendment to Second Extension of Lease dated May 19, 1994 (the "Amendment"); and

    WHEREAS, pursuant to the Amendment, the lease term expires on November 30, 1995 pursuant to Tenant's exercise of its option to extend the lease term six months from May 31, 1995; and

    WHEREAS, the parties have agreed to extend the term of the lease for a period of one (1) year, through November 30, 1996;

    NOW THEREFORE, the Landlord and Tenant hereby agree that all the provisions of the Indenture, Extension, Second Extension and the Amendment (collectively the "Lease") are incorporated herein by reference and shall remain in full force and effect through November 30, 1996 except as modified as follows:

    1. Article I, Section 1 is amended in part to provide that the premises demised to the Tenant on the Third Floor of building #1 at 200 Race Street shall consist of the 7,469 square feet occupied by the Tenant at the date of this Agreement.

    2. Article II, Section 1 is amended in part to provide that the lease shall be extended for a term of one (1) year, beginning December 1, 1995 and ending November 30, 1996.

    3. Article II, Section 2 is amended to provide that if the Tenant is not in material default in any respect under the Lease at the time of its giving of the notice described below, it shall have the right and option to extend said lease for a term of six (6) months expiring May 31, 1997, on all the same terms and conditions, including rent as set forth on paragraph 4 below. The Tenant, if it desires to exercise this option, shall do so by giving the Landlord notice in writing of its intention to do so at least ninety (90) days prior to December 1, 1996, such notice to be delivered by certified mail, return receipt requested, at Landlord's principal place of business. Except as otherwise provided, the term of this Lease shall be automatically extended upon Landlord's receipt of Tenant's extension notice. Tenant shall be in material default if there exists an "Event of Default" as defined under Article XII, Section 1 of the Indenture.

    4. Article III, Section 1 is amended by revising Paragraph A to state the rent for Tenant's use of the entire Fourth Floor of the premises (17,000 square feet) during the extended term shall be ONE DOLLAR AND NINETY CENTS ($1.90) per square foot or THIRTY-TWO THOUSAND THREE HUNDRED DOLLARS ($32,300) per year payable in equal monthly installments of $2,691.67 in advance on the first day of each and every month during the extended term and proportionately at said rate for any partial month.

    Article III, Section 1 is further amended to provide that rent for Tenant's use of the Third Floor of the premises (7,469 square feet) during the extended term shall be ONE DOLLAR and TEN CENTS ($1.10) per square foot or EIGHT THOUSAND TWO HUNDRED SIXTEEN DOLLARS ($8,216) per year payable in equal monthly installments of $684.67 in advance on the first day of each and every month during the extended term and proportionately at said rate for any partial month.

    5. Landlord and Tenant agree that all remaining provisions of said Lease shall remain in full force and effect through the extended term except to the extent that said terms are inconsistent with the provisions of this Agreement.

    WITNESS the execution hereof, under seal, in any number of counterpart copies, each of which counterpart copy shall be deemed to be an original for all purposes as of the day and year first written above.

                       DIELECTRIC POLYMERS, INC., TENANT

Dated: 10/19/95        By: /s/ Lawrence G. Kuntz
                           President

                       HOLYOKE SUPPLY COMPANY INC., LANDLORD

Dated: 10/19/95        By: /s/ Daniel C. Moriarty, President